ITEM 5.  OTHER EVENTS

           The Company was advised by letter from Mr. Bruce G. Goodhue, Listings Administrator of the Boston Stock Exchange dated November 15, 1996, that its Common Stock and Warrants were suspended from trading on the Boston Stock Exchange effective as of the close of business on November 15, 1996, for failure to maintain the minimum market value.

           The Company received a copy of the Boston Stock Exchange letter to the Securities and Exchange Commission, Division of Market Regulation dated November 18, 1996, which set forth the following:

             "The Company is in violation of the listing maintenance requirements of the Exchange, specifically, market value of the public float. Trading was suspended at the close of business November 15, 1996.

             "It is proposed to remove the Common Stock and Warrants from listing and registration on this Exchange effective at the opening of business on DECEMBER 10, 1996."


           The Company's appeal of the Boston Stock Exchange decision was denied.



                                   SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    EMPIRIC ENERGY, INC.



                                    By: _________Clyde E. Skeen________
                                    Clyde E. Skeen
Date: November 26, 1996             Secretary, Treasurer (Principal Financial
                                    and Accounting Officer) and Director